UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 26, 2026

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	98-1040943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On October 26, 2026, Perpetua Resources Corp. (the “Company”) amended its outstanding warrants exercisable for an aggregate of 1,607,802 common shares of the Company (“Common Shares”) at exercise prices of US$31.46 per share and US$38.93 per share (the “Warrants”). The Warrants were originally set to expire on October 28, 2026, December 1, 2026 and December 23, 2026, respectively. The amendment extends the expiry date of each of the Warrants by up to six months from the applicable existing expiry date (the “Amendment”). Except as described above, all other terms, conditions and rights of the Warrants remain in full force and effect, which were described in the Annual Report on Form 10-K filed by the Company on March 31, 2026. The Amendment was entered into with the holders in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction by an issuer not involving a public offering.

Item 8.01	Other Events.

On October 26, 2026, the Company announced that its subsidiary, Perpetua Resources Idaho, Inc. (“PRII”), entered into an Ordnance Technology Initiative Agreement (the “Tungsten OTIA”) through the U.S. Army’s Defense Ordnance Technology Consortium (“DOTC”) from the Portfolio Acquisition Executive Agile Sustainment & Ammunition (“PAE AS&A”) located at Picatinny Arsenal, New Jersey. The Tungsten OTIA is intended to fund a program to evaluate the technical and economic feasibility of producing tungsten concentrate at the historical Stibnite Mining District. The funding is intended to support drilling to define a potential tungsten mineral resource, collection of material for laboratory and bench-scale metallurgical testing and permitting and engineering of an exploration decline to access areas of known tungsten mineralization. Structured as a cost share program, the initiative provides for a total estimated cost and cost-share of up to approximately $85 million and $45 million, respectively, over a period of performance extending through October 19, 2029. PRII will design and implement the tungsten exploration project and will match the U.S. Army’s $40 million contribution in the joint investment. The initial 18-month phase is expected to cost approximately $18 million and be shared equally between PRII and the U.S. Army. The timing, scope and cost of subsequent phases are subject to ongoing development based on results of prior exploration, testing, engineering and permitting activities, as well as approval of each incremental phase of additional funding..  The Tungsten OTIA contains customary terms and conditions for OTIAs.

Cautionary Statement

Statements contained in this Current Report that are not historical facts are “forward-looking information” or “forward-looking statements” within the meaning of applicable Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995 (“Forward-Looking Information”). Forward-Looking Information includes, but is not limited to, disclosure regarding the scope, timing, and outcomes of testing and development under the Tungsten OTIA; the amount and timing of any incremental funding obligations and reimbursement requests; the ability to successfully recover tungsten as a by-product; and the potential award of any follow-on production contract or transaction. Forward-Looking Information is based on certain material assumptions and involves known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by the Forward-Looking Information. For further information regarding these risks and uncertainties, see the Company’s filings with the SEC, which are available at www.sec.gov, and with the Canadian securities regulators, which are available at www.sedarplus.ca.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: October 26, 2026	By:	/s/ Mark Murchison
Mark Murchison
Chief Financial Officer